UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 2, 2009

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐          Written communications pursuant to Rule 425 under the Securities Act

  ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

  ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

  ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2009, Neose Technologies, Inc. (the “Company”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its common stock (the “Stock”) from the NASDAQ Global Market.  Trading in the Stock was suspended by the NASDAQ Stock Market effective at the open of business on March 3, 2009, with official delisting of the Stock effective ten days thereafter, on March 13, 2009.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On March 2, 2009, the Company filed a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Certificate of Dissolution”).  The Certificate of Dissolution became effective at 9:00 p.m. Eastern Standard Time on March 2, 2009 and provides for the dissolution of the Company under the Delaware General Corporation Law.  In addition, on such date, the Company closed its stock transfer books and discontinued recording, on its stock transfer books, transfers of the Stock occurring after such date.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: March 3, 2009	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 3, 2009
99.2	Press Release dated March 2, 2009